EXHIBIT 5.1


                    [LETTERHEAD OF KELLEY DRYE & WARREN LLP]

                                             April 25, 2005



Access Integrated Technologies, Inc.
55 Madison Avenue, Suite 300
Morristown, NJ 07960


Ladies and Gentlemen:

     We are acting as counsel to Access Integrated Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparing and filing of a registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended ("Act"), with the Securities and Exchange Commission (the "Commission") relating to the registration of 850,000 shares of Class A common stock, $0.001 par value per share (the "Shares"), of the Company to be issued pursuant to First Amended and Restated 2000 Stock Option Plan of the Company, as amended (the "Plan").

     In connection with this opinion, we have examined and relied upon copies certified or otherwise identified to our satisfaction of: (i) the Plan; (ii) the Registration Statement, together with exhibits and schedules thereto, in the form filed with the Commission; (ii) the Company's Fourth Amended and Restated Certificate of Incorporation, (iii) the Company's By-Laws; and (iv) the minute books and other records of corporate proceedings of the Company, as made available to us by officers of the Company; and have reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

     For purposes of this opinion we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us. As to certain factual matters material to the opinion expressed herein, we have relied to the extent we deemed proper upon representations, warranties and statements as to factual matters of officers and other representatives of the Company. Our opinion expressed below is subject to the qualification that we express no opinion as to any law other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that the Shares to be issued by the Company pursuant to the Plan have been duly authorized and reserved for issuance and, when certificates for the Shares have been duly executed by the Corporation, countersigned by a transfer agent, duly registered by a registrar for the Shares and issued and paid for in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present General Corporation Law of the State of Delaware or the federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                             Very truly yours,

                                             KELLEY DRYE & WARREN LLP


                                             By: /s/ Kelley Drye & Warren LLP
                                                 ----------------------------
                                                    A Member of the Firm